SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

Desert Hawk Gold Corp.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 337-8057

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Desert Hawk Gold Corp. director Phillip Holme died in New York City on or about April 30, 2020 of currently unknown causes. Mr. Holme and his company, H&H Metals, were instrumental in helping Desert Hawk navigate its recent reemergence as a significant gold producer and his presence with the company will be missed. All of the directors of the company very much enjoyed working with Philip, and we are deeply saddened by his untimely death at such a young age. We will all miss him very much.

No decision has been made at this time about a replacement to fill the vacancy on the Board of Director caused by Mr. Holme’s death.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: May 4, 2020	By	/s/ Rick Havenstrite
Rick Havenstrite, Chief Executive Office